Exhibit 99.01

Planet Payment Announces Second Quarter 2016 Results

Reaffirms 2016 Guidance

Announces Stock Repurchase Program

LONG BEACH, N.Y., August  3, 2016 — Planet Payment, Inc. (NASDAQ:PLPM), a provider of international payment and transaction processing and multi-currency processing services,  today announced its results for the second quarter ended June 30, 2016.

Financial Highlights for the Second Quarter Ended June 30, 2016

•	Total revenue for the quarter was $13.1 million, compared to $12.7 million for 2015.
•	Net income for the quarter was $1.3 million, compared to $1.9 million for 2015.
•	Adjusted EBITDA for the quarter was $2.8 million, compared to $2.9 million for 2015.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

•	Launched Pay in Your Currency® with Moneris in Canada.
•	Executed agreement with Redeban to deliver Pay in Your Currency in Colombia.
•	Launched Multi-Currency Pricing solution with ABSA and XPressa in South Africa.

Outlook for Fiscal Year 2016

Planet Payment reaffirms its revenue, net income,  Adjusted EBITDA and fully diluted earnings per share guidance for the full year 2016 as follows:

•	Net revenue for the year is estimated to be in the range of $57.0 million and $59.2 million.
•	Net income for the year is estimated to be in the range of $8.6 million and $9.6 million.
•	Adjusted EBITDA for the year is estimated to be in the range of $14.1 million and $15.1 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA).
•	Fully diluted earnings per share is estimated to be in the range of $0.15 and $0.17 based on 51.9 million fully-diluted common shares outstanding.

Stock Repurchase Program

On August 2, 2016, the Board of Directors reinstated the Company’s share repurchase program and expanded the authorization by an incremental $4.0 million, bringing its total current authorization to $6.0 million.

Tender Offer

As a result of the completion of the tender offer, on April 12, 2016, the Company paid $14.2 million, including transaction costs, to repurchase approximately 3.9 million shares at a tender price of $3.60 per share.

“Our strategic plan and hard work have resulted in sustained profitability as we continue to lay the ground work for long-term growth and future success,” said Carl Williams, Chairman and Chief Executive Officer of Planet Payment. “We have expanded into new markets, launched solutions with new and existing partners, and continue to work diligently to improve the payment experience for merchants and consumers around the globe.”

Conference Call

The Company will host a conference call to discuss second quarter 2016 financial results today at 5:00 pm New York time.  Carl J. Williams, Chairman and Chief Executive Officer, Robert Cox, President and Chief Operating Officer, and Raymond D’Aponte, Chief Financial Officer, will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 13641381.  The replay will be available until our next earnings call on our website or via telephone until August 10, 2016.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016 to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a provider of international payment and transaction processing and multi-currency processing services. We provide our services in 22 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through our more than 75 acquiring bank and processor customers. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services, are integrated within the payment card transaction flow, enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Planet Payment is headquartered in New York and has offices in Atlanta, Beijing, Bermuda, Delaware, Dubai, London, Hong Kong, Mexico City, Shanghai and Singapore. Visit www.planetpayment.com for more information about the Company and its services. For up-to-date information, follow Planet Payment on Twitter at @PlanetPayment or join Planet Payment’s Facebook page.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all; regulatory changes and changes in card association regulations and practices; changes in domestic and international economic conditions; and changes in volume of international travel and commerce and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Quarterly Report Form 10-Q for the three and six months ended June 30, 2016 to be filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Raymond D’Aponte (CFO)	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income to Adjusted EBITDA

For the three and six months ended June 30, 2016 and 2015

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
ADJUSTED EBITDA:
Net income	$1,282,723	$1,875,328	$3,043,028	$3,586,954
Interest expense	83,021	13,830	97,697	28,443
Interest income	(398)	(365)	(822)	(791)
Provision for income taxes	149,058	105,319	386,408	215,732
Depreciation and amortization	618,103	714,605	1,227,093	1,439,778
Stock-based compensation expense	576,931	228,128	1,180,899	461,590
Restructuring charges	125,268	—	125,268	-
Adjusted EBITDA (non-GAAP)	$2,834,706	$2,936,845	$6,059,571	$5,731,706

Table 2.  Explanation of Key Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
KEY METRICS:
Consolidated gross billings(1)	$36,791,417	$33,884,508	$76,902,616	$67,131,157
Total settled dollar volume processed(2)	$1,962,972,987	$1,994,928,717	$4,026,255,657	$4,004,670,449
Total active merchant locations (at period end)(3)	178,198	103,049	178,198	103,049
Total settled transactions processed(4)	45,680,275	57,195,139	99,071,948	100,896,820
Multi-currency processing services key metrics:
Active merchant locations (at period end)(3)	105,987	35,398	105,987	35,398
Settled transactions processed(5)	3,888,083	3,587,580	8,162,182	7,075,453
Gross foreign currency mark-up(6)	$31,646,647	$29,262,838	$66,707,565	$58,058,482
Settled dollar volume processed(7)	$662,524,562	$639,029,484	$1,388,799,284	$1,299,306,228
Average net mark-up percentage on settled dollar volume processed(8)	1.20%	1.23%	1.19%	1.18%
Payment processing services key metrics:
Active merchant locations (at period end)(3)	73,728	68,763	73,728	68,763
Payment processing services revenue(9)	$5,144,770	$4,621,670	$10,195,051	$9,072,675
Settled transactions processed(10)	41,969,598	53,717,345	91,231,000	94,039,972
Settled dollar volume processed(11)	$1,333,260,862	$1,367,839,326	$2,697,846,395	$2,727,299,244

(1)	Represents gross foreign currency mark-up (see footnote 6) plus payment processing services revenue (see footnote 9).
(2)	Represents total settled dollar volume processed through both our multi-currency and payment processing services.
(3)

We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date.  The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of June 30, 2016 and 2015, there were 1,517 and 1,112 active merchant locations, respectively, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice.

(4)	Represents total settled transactions (excluding other transaction types such as authorizations and rate look‑ups).
(5)	Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups).
(6)

Represents the gross foreign currency mark‑up amount on settled dollar volume processed using our multi‑currency processing services. Gross foreign currency mark‑up represents multi‑currency processing services net revenue plus amounts paid to acquiring banks and their merchants associated with such multi‑currency processing transactions. Management believes this metric is relevant because it provides the reader an indication of the gross mark‑up derived from multi‑currency transactions processed through our platform during a given period.

(7)	Represents the total settled dollar volume processed using our multi‑currency processing services.
(8)

Represents the average net foreign currency mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking total multi-currency processing services net revenue ($8.0 million and $7.9 million for the three months ended June 30, 2016 and 2015, respectively, and $16.6 million and $15.3 million for the six months ended June 30, 2016 and 2015, respectively) and dividing by settled dollar volume processed (see footnote 7 above).  For purposes of calculating “Average net mark-up percentage on settled dollar volume processed,” multi-currency processing services revenue includes revenue related to multi-currency transactions only.

(9)	Represents revenue earned and reported on payment processing services.
(10)	Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look‑ups).
(11)	Represents the total settled dollar volume processed using our payment processing services.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2016

	Range
	Millions
ADJUSTED EBITDA:	Low	High
Net income	$8.6	$9.6
Interest expense, net	0.2	0.2
Provision for income taxes	0.9	0.9
Depreciation and amortization	2.6	2.6
Stock-based compensation expense	1.8	1.8
Adjusted EBITDA (non-GAAP)	$14.1	$15.1

Planet Payment, Inc.

Condensed Consolidated Balance Sheets

	As of	As of
	June 30,	December 31,
	2016	2015
	(unaudited)
Current assets:
Cash and cash equivalents	$10,486,645	$14,675,515
Restricted cash	4,561,278	5,050,147
Accounts receivable, net of allowances of $0.1 million as of June 30, 2016 and December 31, 2015	5,762,559	6,406,496
Prepaid expenses and other assets	2,026,928	1,800,566
Total current assets	22,837,410	27,932,724
Other assets:
Restricted cash	551,862	551,917
Property and equipment, net	1,602,882	1,811,619
Software development costs, net	4,104,959	3,964,454
Intangible assets, net	1,117,235	1,378,264
Goodwill	292,041	286,852
Deferred tax asset and other long-term assets	8,293,159	8,581,082
Total other assets	15,962,138	16,574,188
Total assets	$38,799,548	$44,506,912
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$317,308	$306,520
Accrued expenses	3,824,694	6,438,600
Due to merchants	4,812,012	5,240,427
Current portion of capital leases	244,223	290,911
Total current liabilities	9,198,237	12,276,458
Long-term liabilities:
Long-term debt	9,916,000	—
Other long-term liabilities	1,424,243	1,666,938
Total long-term liabilities	11,340,243	1,666,938
Total liabilities	20,538,480	13,943,396
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of June 30, 2016 and December 31, 2015, $0.01 par value: Series A—2,243,750 issued and 1,535,398 outstanding as of June 30, 2016 and 2,243,750 issued and outstanding as of December 31, 2015; $6,141,592 and $8,975,000 aggregate liquidation preference as of June 30, 2016 and December 31, 2015, respectively	15,354	22,438
Common stock—250,000,000 shares authorized as of June 30, 2016 and December 31, 2015, $0.01 par value, and 59,087,147 issued and 50,330,051 shares outstanding as of June 30, 2016, and 56,191,389 issued and 52,585,503 shares outstanding as of December 31, 2015	590,871	561,914
Treasury stock, at cost, 8,757,096 shares and 3,605,886 shares as of June 30, 2016 and December 31, 2015, respectively	(25,726,459)	(7,883,012)
Additional paid-in capital	109,224,346	106,741,026
Accumulated other comprehensive loss	(517,667)	(510,445)
Accumulated deficit	(65,325,377)	(68,368,405)
Total stockholders’ equity	18,261,068	30,563,516
Total liabilities and stockholders’ equity	$38,799,548	$44,506,912

Planet Payment, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Net revenue	$13,103,376	$12,683,359	$26,787,889	$24,816,129
Operating expenses:
Cost of revenue:
Payment processing service fees	2,734,689	2,590,885	5,425,913	5,179,089
Processing and service costs	3,524,123	3,385,658	7,024,791	6,623,598
Total cost of revenue	6,258,812	5,976,543	12,450,704	11,802,687
Selling, general and administrative expenses	5,204,892	4,712,704	10,685,606	9,183,104
Restructuring charges	125,268	—	125,268	—
Total operating expenses	11,588,972	10,689,247	23,261,578	20,985,791
Income from operations	1,514,404	1,994,112	3,526,311	3,830,338
Other (expense) income:
Interest expense	(83,021)	(13,830)	(97,697)	(28,443)
Interest income	398	365	822	791
Total other expense, net	(82,623)	(13,465)	(96,875)	(27,652)
Income from operations before provision for income taxes	1,431,781	1,980,647	3,429,436	3,802,686
Provision for income taxes	(149,058)	(105,319)	(386,408)	(215,732)
Net income	$1,282,723	$1,875,328	$3,043,028	$3,586,954
Basic net income per share applicable to common stockholders	$0.02	$0.03	$0.06	$0.06
Diluted net income per share applicable to common stockholders	$0.02	$0.03	$0.05	$0.06
Weighted average common stock outstanding (basic)	49,602,206	53,082,296	50,186,828	53,439,467
Weighted average common stock outstanding (diluted)	51,987,695	53,830,534	52,401,790	54,090,469

Planet Payment, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income	$3,043,028	$3,586,954
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,180,899	461,590
Depreciation and amortization expense	1,330,238	1,439,778
Provision (recovery) for doubtful accounts	58,595	(193)
Disposal of property and equipment	500	—
Gain on insurance settlement	—	(517,930)
Changes in operating assets and liabilities:
Decrease (increase) in settlement assets	498,553	(244,451)
Decrease in accounts receivables, prepaid expenses and other current assets	358,980	1,529,933
Decrease (increase) in other long-term assets	287,923	(181,213)
(Decrease) increase in accounts payable and accrued expenses	(3,540,524)	239,331
(Decrease) increase in due to merchants	(438,099)	240,034
Other	(26,219)	(53,259)
Net cash provided by operating activities	2,753,874	6,500,574
Cash flows from investing activities:
(Increase) decrease in restricted cash	(9,629)	11,506
Increase (decrease) in merchant reserves	9,684	(131,599)
Purchase of property and equipment	(109,555)	(168,282)
Capitalized software development	(677,822)	(593,946)
Purchase of intangible assets	(353)	(13,454)
Net cash used for investing activities	(787,675)	(895,775)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,965,380	22,949
Principal payments on capital lease obligations	(193,002)	(287,168)
Borrowings under credit facility	13,916,000	—
Repayments under credit facility	(4,000,000)	—
Purchase of treasury stock	(17,843,447)	(1,647,211)
Net cash used for financing activities	(6,155,069)	(1,911,430)
Effect of exchange rate changes on cash and cash equivalents(*)	—	—
Net (decrease) increase in cash and cash equivalents	(4,188,870)	3,693,369
Cash and cash equivalents at beginning of period	14,675,515	9,837,791
Cash and cash equivalents at end of period	$10,486,645	$13,531,160
Supplemental disclosure:
Cash paid for:
Interest	$14,718	$30,785
Income taxes	504,398	395,294
Non-cash investing and financing activities:
Common stock issued for preferred stock conversion	21,629	—
Common stock issued for stock options exercised	98	—
Assets acquired under capital leases	122,630	79,291
Accrued capitalized hardware, software and fixed assets	63,291	12,071
Capitalized stock-based compensation	14,018	20,015

(*)For the six months ended June 30, 2016 and 2015, the effect of exchange rate changes on cash and cash equivalents was immaterial.